Exhibit 21
WESTERN DIGITAL CORPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Arkeia Software SARL	France
Arkeia Software, Inc..	Delaware
Fabrik, LLC	Delaware
G-Tech, LLC	California
HGSP (Shenzhen) Co., Ltd.	China
HGST (Shenzhen) Co., Ltd.	China
HGST (Thailand) Ltd.	Thailand
HGST Asia Pte. Ltd.	Singapore
HGST Consulting (Shanghai) Co., Ltd.	China
HGST Europe, Ltd.	United Kingdom
HGST Japan, Ltd.	Japan
HGST Malaysia Sdn. Bhd.	Malaysia
HGST Netherlands B.V.	Netherlands
HGST Philippines Corp.	Philippines
HGST Singapore Pte. Ltd.	Singapore
HGST Technologies Malaysia Sdn. Bhd. (formerly known as sTec Technology Sdn. Bhd.)	Malaysia
HGST Technologies Santa Ana, Inc.	California
HGST, Inc.	Delaware
HICAP Properties Corp.	Philippines
Keen Personal Media, Inc.	Delaware
Pacifica Insurance Corporation	Hawaii
Read-Rite International	Delaware
Read-Rite Philippines, Inc.	Philippines
RS Patent Holding Corporation	Delaware
Shenzhen Hailiang Storage Products Co., Ltd.	China
SiliconSystems, Inc.	California
SimpleTech, LLC	Delaware
STEC Bermuda, LP	Bermuda
STEC Electronics UK Ltd.	United Kingdom
STEC Europe B.V. (Netherlands)	Netherlands
STEC Germany GmbH	Germany
STEC Hong Kong Ltd.	Hong Kong
STEC India Private Limited	India
STEC International Holding, Inc.	California
STEC Italy SRL	Italy
STEC Japan GK	Japan
STEC Memory Technology Service (Shanghai) Co. Ltd.	Shanghai
STEC R&D Ltd.	Cayman Islands
STEC Taiwan Holding Ltd.	Taiwan
Suntech Realty, Inc.	Philippines
Velobit, Inc.	Delaware
Virident Systems Australia PTY Limited	Australia
Virident Systems Private Limited	India

Virident Systems, Inc.	Delaware
Virident UK Limited	United Kingdom
Viviti Technologies Pte. Ltd.	Singapore
WD Media (Malaysia) Sdn.	Malaysia
WD Media (Singapore) Pte. Ltd.	Singapore
WD Media, LLC	Delaware
Western Digital (Argentina) S.A.	Argentina
Western Digital (Deutschland) GmbH Ltd.	Germany
Western Digital (France) SARL	France
Western Digital (Fremont), LLC	Delaware
Western Digital (I.S.) Limited	Ireland
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital (S.E. Asia) Pte Ltd	Singapore
Western Digital (Thailand) Company Limited	Thailand
Western Digital (UK) Limited	United Kingdom
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital, Inc.	Delaware
Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	China
Western Digital International Ltd.	Cayman Islands
Western Digital Ireland, Ltd.	Cayman Islands
Western Digital Japan Ltd.	Japan
Western Digital Korea, Ltd.	Republic of Korea
Western Digital Latin America, Inc.	Delaware
Western Digital Netherlands B.V.	The Netherlands
Western Digital Taiwan Co., Ltd.	Taiwan
Western Digital Technologies, Inc.	Delaware